As filed with the Securities and Exchange Commission on October 21, 2022.

Registration No. 333-240161

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CREATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52390	84-2054332
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

212-930-9700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

[*]

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Creations Inc. is filing this Post-Effective Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-240161) as an exhibits-only filing. Accordingly, this Post-Effective Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

EXHIBIT INDEX

Exhibit No.	Description
(a)	Exhibits.
3.1*	Certificate of Incorporation of Creations, Inc., dated May 13, 2019
3.2*	By-Laws of Creations, Inc.
5.1*	Opinion of Sichenzia Ross Ference LLP
10.1*	Hosting Agreement dated January 17, 2017 between Yetsira Investment House Ltd. and Ayalon Mutual Funds Ltd.
10.2*	Share Exchange Agreement dated July 3, 2019, by and among Guy Nissenson, Ilan Arad Keshet, Amit Bilia, Shmuel Yelshevich, Yetsira Holdings Ltd. and Creations, Inc.
10.3*	Employment Agreement dated November 11, 2019, between Creations, Inc. and Guy Nissenson
10.4*	Form of Subscription Agreement
10.5*	Form of Warrant
10.6*	Voting Agreement dated November 11, 2019, between Guy Nissenson and certain shareholders of Creations, Inc.
10.7*	Hosting Agreement dated April 5, 2020 between Yetsira Investment House Ltd. and Modelim Mutual Funds Ltd.
23.1	Consent of Barzilly and Co.,
23.2*	Consent of Sichenzia Ross Ference LLP (included as part of Exhibit 5.1).
107	Calculation of Filing Fee Table

*Filed previously

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the year 2022 on the 21st day of October.

By:	/s/ Shmuel Yelshevich
Shmuel Yelshevich
Interim Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shmuel Yelshevich	Interim Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors	October 21, 2022
Shmuel Yelshevich	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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